Exhibit 99.5

Related Party Transaction

– Form of Trademark License Agreement

English Translation for Reference Purpose Only

Trademark License Agreement

This Trademark License Agreement (“Agreement”) is entered into by and between the following Parties:

Party A (“Licensor”): Beijing Hewstone Technology Co., Ltd.

Party B (“Licensee”): [the name of New Oriental Schools]

WHEREAS, according to [*] copies of Trademark License Contract between the Licensor and New Oriental Education & Technology Group Inc. dated as of May 13, 2006, the Licensor has the right to sub-license for free or with charge to any independent company or organization, which is related to or affiliated with the Licensor in terms of revenues and risks, to use the relevant trademark for specified products and service scope.

WHEREAS, the Licensee wishes to use the trademarks set forth in Appendix I in the course of its business operation.

In accordance with the terms and conditions under this Agreement, the Licensor agrees to grant the trademark license to the Licensee, and the Licensee accepts such license. Therefore, the Parties hereto through mutual negotiation agree as follows:

1. License of the Trademarks

1.1 The Licensor herein grants a non-exclusive and non-transferable license to the Licensee, and the Licensee should use the trademarks as defined in Appendix I (the “Licensed Trademarks”) only within the territory of the PRC (not including Taiwan, Hong Kong or Macau areas) in accordance with the terms hereunder set forth and the Licensor’s written instructions; the Licensee accepts such license herein.

Exhibit 99.5

Related Party Transaction

– Form of Trademark License Agreement

English Translation for Reference Purpose Only

1.2 The Licensor only grants a license to the Licensee to use the Licensed Trademarks by means of printing, copying, performance and demo, playing, exhibiting and display, publishing, propaganda and so on in the PRC, and the Licensee may use the Licensed Trademarks in any other ways with the consent of the Licensor; without the prior consent of the Licensor, the Licensee shall not sub-license the Licensed Trademarks to any third party.

1.3 The Licensee recognizes that the Licensed Trademarks are effective and that the Licensor has the right to grant the Trademark License under this Agreement, and that the Licensee has no right of entitlement, ownership or interest arising out of the usage of the Licensed Trademark or the relevant rights granted hereinafter, except for otherwise stipulated in this Agreement. The Licensee warrants that it will raise no doubt about the ownership of the Licensed Trademarks, and it will not apply for the trademark registration of the Licensed Trademarks or any other trademarks similar to or resembling the Licensed Trademarks in the PRC or any other areas, or try to obtain any rights associated with such Licensed Trademarks or any trademarks similar to or resembling the Licensed Trademarks, acquire the Licensed Trademarks or any trademarks similar to or resembling the Licensed Trademarks via any other means.

1.4 The Licensee recognizes that the Licensor is the exclusive provider of the Licensed Trademarks under this Agreement to the Licensee. Without prior written consent of the Licensor, the Licensee shall not accept any license regarding all or part of the Licensed Trademarks hereunder and any trademarks, which compete with the Licensed Trademarks, granted by any third party.

1.5 The term of the Agreement is ten (10) years, commencing on the execution date of this Agreement. Unless otherwise agreed by the Parties, this Agreement will be automatically renewed on the expiry. If any trademark set forth in Appendix I expires before the expiry date of this Agreement, the Licensor should cause the registrant of such trademark to renew it in time. If such trademark is canceled due to failure to renew in time, the relevant license of such trademark hereunder will be terminated upon the cancellation of such trademark.

Exhibit 99.5

Related Party Transaction

– Form of Trademark License Agreement

English Translation for Reference Purpose Only

2. Usage of Trademark

2.1 The Licensee should use the Licensed Trademarks by means without harm to the validity or value of the Licensed Trademarks, and only for the purpose(s) or in the ways set forth in Article 1.2 herein. The Licensee shall abide by the Licensor’s instructions regarding the usage of the Licensed Trademarks from time to time.

2.2 If the Licensor reasonably believes that the Licensee’s usage of the Licensed Trademarks is not performed in accordance with Article 2.1 herein, the Licensor has the right to request the Licensee to terminate the usage of the Licensed Trademarks.

3. Notice of Claim

3.1 If any third party uses the Licensed Trademarks without authorization, or any third party claims for any kind of compensations for any infringement or violation to its rights arising out of Licensed Trademarks or the Licensee’s usage of the Licensed Trademarks, the Licensee agrees that it will notify the Licensor on learning such infringement (the “Infringement Notice”). The Licensor has the sole discretion to decide whether to bring legal actions against such third party for the infringement or any violation to the Licensed Trademarks, or to defend against the legal proceedings or claims for compensation. If the Licensor chooses to take legal actions or to defend against the legal proceedings or the claims for compensation, the Licensor has exclusive control over such legal actions or defenses.

Exhibit 99.5

Related Party Transaction

– Form of Trademark License Agreement

English Translation for Reference Purpose Only

If the Licensor does not notify the Licensee that it will take legal actions or bring claims for such infringement as described in the Infringement Notice or defend in the legal proceedings incurred or claims for compensation by any third party within one (1) month after the date of Infringement Notice, the Licensee will have the right to take actions on its own charge for such existing or potential infringement, or defend against claim brought by any third party.

3.2 The Licensee shall provide support for any reasonable requests by the Licensor for any claims or actions arising out of any circumstances as listed in Article 3.1 herein, and all the expense arising out of such support shall be born and all the rewards should be owned by the Licensor.

4. License Fee

4.1 The Licensor shall pay a license fee of [*%] of the Licensee’s quarterly revenue (the “License Fee”) to the Licensee for Trademark License herein. The Parties may through mutual negotiation adjust the License Fee Standard in accordance with the Licensee’s actual revenue and profit at the end of every quarter. If no adjustment is made, the Parties shall use the percentage applied in the closest preceding quarter.

4.2 The Licensee shall pay the License Fee to the bank account designated by the Licensor on a quarterly basis, and the Licensor shall submit a valid invoice to the Licensee.

5. Liability of Breach of Contract

5.1 In the event that the Licensee fails to pay the License Fee on time under this Agreement, the Licensee shall pay 0.05% of the overdue payment amount to the Licensor for each day overdue. In the event that the overdue days exceed 30 days, the Licensor has right to terminate this Agreement.

Exhibit 99.5

Related Party Transaction

– Form of Trademark License Agreement

English Translation for Reference Purpose Only

5.2 In the event that the Licensee fails to use the Licensed Trademarks in the area or by the means set forth in this Agreement, the Licensee shall compensate the Licensor in the amount equal to twice of the profit gained by the Licensee as a result of this infringement.

6. Modification of the Agreement

6.1 This Agreement may be amended through the Parties’ mutual negotiation.

6.2 Any modification to this Agreement shall be made by both Parties in writing. Otherwise, the Parties will not be bound by such modification.

7. Governing Law

7.1 The execution, validity, interpretation, performance, modification, termination and dispute resolution of this Agreement shall be governed by and construed in accordance with the PRC laws.

8. Dispute Resolution

8.1 Any dispute arising out of the performance of this Agreement or in connection with this Agreement shall be settled by the Parties’ through friendly negotiation. If such negotiation fails, any Party can submit the dispute to the Beijing Arbitration Commission for arbitration in Beijing in accordance with the rules of arbitration of this commission now in effect. The tribunal award shall be final and binding upon both Parties.

Exhibit 99.5

Related Party Transaction

– Form of Trademark License Agreement

English Translation for Reference Purpose Only

9. Miscellaneous

9.1 The Agreement shall become effective upon the date of execution by both Parties (signature & seal).

9.2 Upon the execution of this Agreement, the Parties may enter into supplementary agreements regarding any matters not covered hereunder or other new matters and such supplementary agreements shall form a part of this Agreement and shall have the same legal effect as this Agreement.

9.3 The Appendix of this Agreement is an integral part of this Agreement and shall have the same legal effect as this Agreement.

9.4 This Agreement is executed in three (3) originals and each Party holds one (1) original. One original is kept as backup. Each original has the same legal effect.

Exhibit 99.5

Related Party Transaction

– Form of Trademark License Agreement

English Translation for Reference Purpose Only

This Agreement is executed by the following Parties in Beijing dated as of May 13, 2006:

Licensor: Beijing Hewstone Technology Co., Ltd.

Authorized Representative (signature):

Licensee: [the name of New Oriental Schools]

Authorized Representative (signature):

Exhibit 99.5

Related Party Transaction

– Form of Trademark License Agreement

English Translation for Reference Purpose Only

Appendix I

List of Licensed Trademarks